UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 5, 2012, the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the Bureau of Financial Institutions of the Virginia State Corporation Commission terminated their written agreement (the “Written Agreement”) with Community Bankers Trust Corporation (the “Company”) and Essex Bank, its wholly owned subsidiary (the “Bank”). The parties had entered into the Written Agreement on April 21, 2011.

Under the terms of the Written Agreement, the Company and the Bank committed to take certain actions to strengthen the Company’s and Bank’s risk profile and operations and maintain effective control over and supervision of major operations and activities, with a focus on the Bank’s credit risk management and credit administration activities. The termination of the Written Agreement is the result of the Company and the Bank being in full compliance with its provisions.

The Reserve Bank publicly announced the termination of the Written Agreement in a press release dated December 11, 2012. Following that public notification, on December 11, 2012, the Company issued a press release reporting the termination of the Written Agreement. The press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: December 11, 2012	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued December 11, 2012